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                                                                   EXHIBIT 1 (f)
                            CERTIFICATE OF AMENDMENT
                                       OF
                              CERTIFICATE OF TRUST
                                       OF
                     MERCURY ASSET MANAGEMENT MASTER TRUST


                 MERCURY ASSET MANAGEMENT MASTER TRUST, a business trust organized and existing under the Delaware Business Trust Act (12 Del. C.
Section 3801, et seq.), does hereby certify that:

                 1. Name. The name of the business trust (hereinafter called the "Trust") is MERCURY ASSET MANAGEMENT MASTER TRUST.

                 2. Paragraph 5 of the Certificate of Trust of the Trust is hereby amended to change the name of one of the series of the Trust from "Mercury Master Portfolio 7" to "Mercury Master Global Balanced Portfolio."

                 3. Effective Date. This Certificate of Trust shall be effective upon the date and time of filing.

                 IN WITNESS WHEREOF, the undersigned, being a trustee of the Trust, has executed this Certificate of Amendment as of February 11, 1999.


                                                      /s/ TERRY K. GLENN
                                                      ----------------------

                                                      Terry K. Glenn
                                                      Trustee





                                      C-14